Material Non-Public Information, Personal Trading and COE

Exhibit (p)(3)

RESEARCH AFFILIATES, LLC

POLICIES AND PROCEDURES

REGARDING MATERIAL NON-PUBLIC INFORMATION,

PERSONAL TRADING

AND

CODE OF ETHICS

January 2005

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

TABLE OF CONTENTS

TABLE OF CONTENTS	2
Introduction	4
Criminal Acts and Anti-Fraud Provisions	5
Procedures Applicable to Individual Officers, Directors And Employees of Research Affiliates	6
Definitions	6
“Supervised Person”	6
“Access Person”	6
“Beneficial Interest”	7
“Security” or “Securities”	8
“Purchase or Sale of a Security”	8
“Compliance Officer”	9
“Material Non-Public Information”	9
Initial Public Offerings and Limited Offerings	10
Purchases and Sales of Recommended Securities	10
Material Non-Public Information	10
Nondisclosure of Client Information	12
Restricted List	12
Personal Investment Holdings and Transaction Reports	12
Administration of the Policies	14
Enforcement	15
Record Keeping	16
Annual Reports to Management and to any Registered Funds	16
Reporting Violations	17
APPENDIX A	18
Anti-Fraud Provisions	18
SEC. 206 of the Investment Advisers Act of 1940	18
SEC. 17(a) of the Securities Act of 1933	18
SEC. 10(b) of the Securities Exchange Act of 1934	19
RULE 10(b)-5 pursuant to the Securities Exchange Act of 1934	19
SEC. 17(j) of the Investment Company Act of 1940	19
RULE 17(j)-1 pursuant to the Investment Company Act of 1940	20
Definitions	20
Unlawful Actions	22
Code of Ethics	22
Administration of Code of Ethics	23
Exception for Principal Underwriter	23
Reporting Requirements of Access Persons	24
Exceptions from Reporting Requirements	25
Pre-approval of Investments in IPOs and Limited Offerings	26
Record Keeping Requirements	27

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

SEC. 20A of the Securities Exchange Act of 1934	28
SEC. 21A of the Securities Exchange Act of 1934	29
SEC. 32 of the Securities Exchange Act of 1934	31
APPENDIX B	33
Beneficial Ownership - Interpretive Guide	33
APPENDIX C	35
Personal Investment Transaction Report	35
APPENDIX D	36
Initial Public Offering and Limited Offering Pre-Clearance	36
APPENDIX E	37
Initial Brokerage Report	37
APPENDIX F	38
Annual Update to Brokerage Report	38
APPENDIX G	39
Initial Holdings Report	39
APPENDIX H	40
Annual Holdings Report	40
APPENDIX I	41
Code of Ethics	41
APPENDIX J	43
Certification of Quarterly Review	43
APPENDIX K	44
Certification of Compliance Review	44
APPENDIX L	45

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

Introduction

Research Affiliates, LLC (“Research Affiliates”) is an investment adviser registered with the U.S. Securities and Exchange Commission (SEC), SEC File Number 801-120440. Research Affiliates takes the position that strict adherence to applicable federal and state securities laws is in the best interests of our clients and prospective clients (“Clients”), our employees, the securities industry and the investing public. The Research Affiliates Code of Ethics (see Appendix I sets out standards for business conduct premised on fundamental principals of openness, integrity, honesty and trust, as well as our fiduciary duties. Its intent is to convey to employees the value Research Affiliates places on ethical conduct, and to challenge employees to live up to not only the letter of the law, but also to the standards of the organization.

These Policies and Procedures are written standards designed to deter and detect wrongdoing, require Research Affiliates, including each of its directors, officers and employees and any other Supervised Person:

•	To comply with applicable federal and state laws, rules and regulations.

•	To act with utmost good faith, consistent with our fiduciary duties, ethical and professional standards, and in the best interest of Clients by avoiding conflicts of interest, by full disclosure of actual or perceived material conflicts of interest to Clients, and by putting Clients’ interests ahead of the interests of Research Affiliates and its officers, directors and employees.

•	Full, fair, accurate, and timely disclosures in reports and documents that Research Affiliates files with or submits to the SEC and in other public communications.

•	Accountability for adherence to Research Affiliates’ policies and procedures, and the reporting of any violations of this Code of Ethics promptly to the Chief Compliance Officer.

Research Affiliates believes that misuse of material, non-public information in trading Securities (defined below) is detrimental to the securities industry and the investing public. Therefore, Research Affiliates maintains and enforces written policies and procedures, reasonably designed and taking into consideration the nature of our business in order to prevent the misuse of material, non-public information by any of our officers, directors and employees.

No Research Affiliates officer, director or employee shall, either directly or indirectly:

•	Purchase, sell or engage in a transaction, either personally or on behalf of others (such as private accounts managed by Research Affiliates), involving any asset while in possession of Material, Non-Public Information; or

•	Communicate Material, Non-Public Information to any employee or other person except to, or with the prior consent of, the Chief Compliance Officer (“Compliance Officer”).

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

This policy applies to every Research Affiliates officer, director and employee and extends to activities both within and outside their duties at Research Affiliates. Every officer, director and employee must read, become familiar with, acknowledge receipt (see Appendix L) of and retain a copy of the Research Affiliates’ Policies and Procedures Regarding Material Inside Information, Personal Trading and Code of Ethics (these “Policies”).

These Policies are only general guidelines to be followed by Research Affiliates’ officers, directors and employees and do not include all laws, rules, regulations and orders that govern the business activities of Research Affiliates, and cannot address every possible conflict of interest. If any officer, director or employee has any questions not addressed in these Policies, or believes that application of a policy or procedure would be inappropriate in particular circumstances, he/she must seek the guidance of the Compliance Officer.

Capitalized terms used in these Policies have the meanings given below in “Procedures Applicable to Individual Officers, Directors and Employees of Research Affiliates – Definitions.”

Criminal Acts and Anti-Fraud Provisions

Section 206* of the Investment Advisers Act of 1940 (“Advisers Act”), contains general anti-fraud provisions applicable to all investment advisers. Section 17(a)* the Securities Act of 1933 (“Securities Act”), Section 10(b)* of the Securities Exchange Act of 1934 (“Exchange Act”), and Rule 10(b)5* thereunder, and Section 17(j)* the Investment Company Act of 1940 (“1940 Act”), and Rule 17j-1* thereunder, contain additional anti-fraud provisions applicable in connection with every purchase or sale of a Security.

These anti-fraud provisions prohibit the defrauding of any person, directly or indirectly, in connection with the purchase or sale of any Security.

The Insider Trading and Securities Fraud Enforcement Act of 1988 has added new Section 20A* and Section 21A* to the Exchange Act, and amended Section 32 of the Exchange Act to significantly increase the civil and criminal penalties for misuse of inside information.

* See Appendix A.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

Procedures Applicable to Individual Officers, Directors And Employees of

Research Affiliates

Definitions

These Policies set forth guidelines regarding the duty of each employee, officer, and director of Research Affiliates to avoid professional or personal investment transactions that may constitute a prohibited activity, and to comply with Research Affiliates’ policy regarding Material Non-Public Information and insider trading. For purposes of these Policies, the following definitions shall apply:

“Supervised Person”

The term “Supervised Person” as used herein shall mean:

1)	Any officer or director (or other person occupying a similar status or performing similar functions) or employee of Research Affiliates.

2)	Any person who provides investment advice on behalf of, and is subject to the supervision and control of Research Affiliates. Whether a person is subject to the supervision and control of Research Affiliates shall be determined in accordance with the 1940 Act and the Advisers Act.

3)	The Compliance Officer shall determine the status of each Research Affiliate employee as a Supervised Person at the time of hire, which determination shall be reviewed annually as part of the annual compliance audit.

“Access Person”

The term “Access Person” as used herein shall mean any person deemed to be an Access Person under Rule 17j-1(a)(1) under the 1940 Act, or in Rule 204A-1 of the Advisers Act, which includes all directors and officers of Research Affiliates and any other Supervised Person who:

1)	Who has access to nonpublic information regarding any client’s purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund;

2)	Who makes, assists in making, or is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic;

3)	Who manages accounts or portfolios of Clients;

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

4)	Who participates or assists in determining devises or assists in or supervises devising Securities investment recommendations;

5)	Who obtains advance information concerning which Securities investments are being recommended before the effective dissemination of such recommendations or of the information concerning such recommendations; or

6)	Who has access to non-public information regarding the portfolio holdings of affiliated mutual funds.

“Beneficial Interest”

The term “Beneficial Interest” as used herein shall mean be determined generally in the same manner as beneficial ownership would be determined be under Rule 16a-1(a)(2) of the Exchange Act. This means that persons should generally consider themselves to have a “Beneficial Interest” in any Security in which they have a direct or indirect financial interest. In addition, persons should consider themselves to have a “Beneficial Interest” in any Security held by their spouse, minor children, relatives who share their home, or other persons by reason of any contract, arrangement, understanding, or relationship that provides them with sole or shared voting or investment power over that Security.

Although the following list is not exhaustive, under the Exchange Act and this Code, a person generally would be regarded to be the “Beneficial Owner” of the following Securities:

(1)	Securities held in the person’s own name;

(2)	Securities held with another in joint tenancy, community property, or other joint ownership;

(3)	Securities held by a bank or broker as nominee or custodian on such person’s behalf or pledged as collateral for a loan;

(4)	Securities held by members of the person’s immediate family sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships and also includes a registered domestic partner);

(5)	Securities held by a relative not residing in the person’s home if the person is a custodian, guardian or otherwise has or shares control over the purchase, sale, or voting of the Securities;

(6)	Securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(7)	Securities held by a trust for which the person serves as a trustee (other than an administrative trustee with no investment discretion);

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

(8)	Securities held by a general partnership or limited partnership in which the person is a general partner;

(9)	Securities owned by a corporation in which the person has a control position or in which the person has or shares investment control over the portfolio Securities (other than a registered investment company);

(10)	Securities in a portfolio giving the person certain performance-related fees; and

(11)	Securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

Additional guidance concerning Beneficial Interests is included in Appendix B. If you have any doubt about the status of any Security or account, please contact the Compliance Department.

“Security” or “Securities”

“Security” or “Securities” means note, stock, treasury stock, bond, debenture, evidence of indebtedness, shares of open-end investment companies (mutual funds), certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. For purposes of these Procedures, the terms Security and Securities shall also include any financial instrument whose value is determined by reference to a Security or Securities, as defined above (including futures, options on futures, swaps and forward contracts).

“Purchase or Sale of a Security”

Purchase or Sale of a Security means any direct or indirect acquisition or disposition of a Beneficial Interest in a Security, including, among other things, the writing of an option to purchase or sell a Security or entering into any other contract for the purchase or sale of such Security, whether or not such contract is conditioned upon intervening events.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

“Compliance Officer”

“Compliance Officer” means the Chief Compliance Officer of Research Affiliates who is the person designated from time to time by Research Affiliates to be responsible for developing and administering the compliance policies and procedures adopted by Research Affiliates. The Compliance Officer shall also be responsible for reporting and escalating compliance issues to Management Committee of Research Affiliates for appropriate resolution.

“Material Non-Public Information”

“Material Non-Public Information” is any information about a company or a Security, that is not publicly available and that a reasonable investor would consider material when making an investment decision, or information that is reasonably likely to have an effect on the price of a Security.

Information should generally be considered to be “material” if it relates to, for example: significant changes in financial condition, proposed dividend increases or decreases, significant deviations from analysts’ earnings estimates, significant changes in previously released earnings estimates by the company, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary management developments or purchase or sale of substantial assets. Information concerning any changes of the type described in the preceding sentence, even if such change is not significant, may also be “material” in some instances.

Information should generally be considered to be “Non-Public” if (1) it was received under circumstances that indicate that it is not yet in general circulation; or (2) if a reasonable person would believe that it was received under an explicit or implicit obligation not to disclose the information. Facts indicating that information is generally available include, for example, the announcement of the information on the broad tape or by Reuters, The Wall Street Journal or trade publications, together with the passage of sufficient time for the market to have absorbed the information.

Material Non-Public Information is sometimes referred to as “inside information,” meaning that the information was obtained directly or indirectly from the company (including the company’s partners, directors, officers, or employees, generally, “insiders”) to which it relates. However, Material Non-Public Information does not have to be obtained from the company (or its insiders) to which such information pertains. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a Security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

Whether specific information constitutes Material Non-Public Information or Inside Information may be difficult to determine, and in cases of doubt the Compliance Officer should be consulted.

Initial Public Offerings and Limited Offerings

Access Persons may not acquire, directly or indirectly, any Beneficial Interest in a Security in connection with an initial public offering (“IPO”) or a limited offering of that Security, without obtaining the prior approval of the Compliance Officer. See Appendix D. The term limited offering includes any offering that is exempt from registration under the Securities Act.

Purchases and Sales of Recommended Securities

All Supervised Persons shall, after purchasing, selling, acquiring or disposing, directly or indirectly, of any Beneficial Interest in a Security, promptly disclose such transaction to the Compliance Officer. The disclosure required by this paragraph shall be made quarterly not later than 30 days following the end of each calendar quarter. See Appendix C.

Material Non-Public Information

Purchasing, selling or engaging in a transaction involving any Security while in possession of material, nonpublic information or communication of such information is unlawful and may constitute a criminal act, subjecting the person committing such violation and Research Affiliates to criminal and civil sanctions. Research Affiliates’ officers, directors employees and other Supervised Persons shall not, for the benefit of Research Affiliates, him or herself, any Client, or any other person, either directly or indirectly, trade or recommend trading on the basis of Material Non-Public Information in his/her possession.

Violation of Research Affiliates Policies and Procedures concerning Material Non-Public Information by any Supervised Person is a serious violation of their employment and may subject the Supervised Person to immediate disciplinary action, up to and including termination.

It is the policy of Research Affiliates to control access to any Material Non-Public Information that it may receive. Whenever an officer, director employee or other Supervised Person of Research Affiliates believes that he/she may have received Material Non-Public Information about a Security or a company, he/she shall immediately advise the Compliance Officer, and shall not (1) trade in or recommend trading in that Security (or related Securities) or any other Security issued by that company unless expressly permitted to do so by the Compliance Officer; or (2) divulge such information to persons other than to the Compliance Officer until the Compliance Officer unless expressly permitted to do so by the Compliance Officer. If he/she has any question at all as to whether the information is material or whether it is inside and not public information, he/she must resolve the question or questions before trading, recommending trading or divulging the information.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

In no event shall a Supervised Person disclose any Material Non-Public Information to any third party or Client. In no event shall a Supervised Person disregard the restrictions on insider trading imposed by the Federal securities laws, particularly Rule 10b-5.*

*	See Appendix A.

It is the policy of Research Affiliates not to allocate brokerage in consideration of the furnishing of Material Non-Public Information. Research Affiliates officers, directors and employees, when recommending the allocation of brokerage to broker-dealers or otherwise, shall not give consideration to any Material Non-Public Information furnished by any broker-dealer.

Research Affiliates officers, directors employees and other Supervised Persons shall inform the Compliance Officer prior to his or her becoming an employee, officer, director, board or other committee member of any other firm, company, partnership, organization or other legal entity so that the Compliance Officer can assess whether such officer, director or employee has access to inside information. If the Compliance Officer believes that such position with another company constitutes or may result in a conflict of interest, the Compliance Officer shall establish appropriate controls and may recommend to senior management that the Supervised Person not be permitted to accept such position. In addition, the Compliance Officer shall monitor the trading of such Supervised Person insure that any inside or other confidential information is not begin inappropriately disclosed or used in trading Securities, and has discretion to impose trading or other limitations or to restrict trading in the Securities of the Company altogether if Material Non-Public Information is likely to be obtained.

The Compliance Officer shall take reasonable steps designed to inform all Research Affiliates officers, directors, employees and other Supervised Employees of the serious nature and gravity of insider trading, encourage them to bring anything that may constitute Material Non-Public Information to the attention of the Compliance Officer, and counsel them to refrain from discussing Material Non-Public Information with anyone else to reduce the likelihood of insider trading. The Compliance Officer has the authority and discretion to erect barriers to ensure that those who have or may receive Material Non-Public Information do not discuss Securities recommendations with other personnel, including personnel responsible for making Securities investment recommendations or trading decisions. Such barriers may include organizational and/or physical separation of departments, minimization of shared personnel by separate departments, separation of record keeping, minimization of the number of employees exposed to Material Non-Public Information, and the placement of Securities for which Research Affiliates may acquire Material Non-Public Information on the Restricted List (as defined below) or a watch list.

Any question as to the applicability or interpretation of the foregoing policies and procedures or the propriety of any desired action, must be discussed with the Compliance Officer before trading or recommending trading of a Security.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

Nondisclosure of Client Information

No officer, director or employee of Research Affiliates shall disclose the identity, investments, portfolio positions or transactions or other confidential investment information regarding any Client (other than to that Client or at its direction) unless the Compliance Officer has approved such disclosure. This prohibition shall not apply to any disclosure required by law. However, notification to the Compliance Officer must be made prior to any disclosure of information.

Restricted List

From time to time the Compliance Officer may generate a list of Securities in which Research Affiliates’ officers, directors and employees or other Supervised Persons may not trade (the “Restricted List”). Subject to Research Affiliates’ policies and procedures relating to personal trading generally, in the absence of such a list from the Compliance Officer, there are no restricted Securities. No member or employee of Research Affiliates, their family members, or trusts of which they are trustees or in which they have a Beneficial Interest (see also Appendix B) may purchase or sell any Securities on this Restricted List for so long as the Security of company is on the Restricted List.

Personal Investment Holdings and Transaction Reports

Upon the effectiveness of these procedures (or upon the commencement of employment with Research Affiliates), and annually thereafter, each Supervised Person shall file with the Compliance Department a disclosure of his or her current outside brokerage accounts, including the disclosure of other investments not held at a brokerage firm, (e.g., participation in limited partnerships, private placements, joint ventures, etc.) and shall disclose whether they are an owner, director, officer or partner of an organization unaffiliated with the firm. See Appendix E.

Every Supervised Person shall file with the Compliance Department a quarterly report of the information required by the Personal Investment Transaction Report (PITR) (see Appendix C) with respect to a transaction in a Security in which the Supervised Person has or acquires any direct or indirect Beneficial Interest. The PITR shall, unless previously provided, include copies of all broker statements for the relevant quarter. A Supervised Person shall not be required to include on such quarterly report transactions (i) effected through an automatic investment plan in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation (such as the Company’s 401 (k) Plan or a dividend reinvestment plan), (ii) securities held in accounts over which the Supervised Person had no direct or indirect influence or control (iii) Securities that are direct obligations of the Government of the United States, (iv) money market instruments, bankers’

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, (v) shares of money market funds, (vi) shares of other types of open-end investment companies, except when Research Affiliates or a control affiliate acts as either the investment adviser, a sub-adviser or principal underwriter for the fund, and (vii) transactions in units of a unit investment trust if the investment trust is invested exclusively in unaffiliated mutual funds, all of which are collectively referred to herein as “Non-covered Securities.”

A Supervised Person shall be required to include on each quarterly PITR, transactions in shares of any mutual fund, which is managed by Research Affiliates or to which Research Affiliates acts as an investment adviser, sub-adviser or underwriter.

Such quarterly reports shall be submitted to the Compliance Officer not later than thirty (30) calendar days after the end of each calendar quarter. If no transactions have been effected during a calendar quarter, a PITR must be completed, stating that no transactions occurred during that quarter.

In addition to the quarterly PITRs, every new Supervised Person shall file with the Compliance Dept. an Initial Holdings Report (see Appendix G), not later than ten (10) calendar days after such person first became an Supervised Person. This initial holdings report must contain information as of a date no more than forty-five (45) days prior to the date of the report, and must include (i) the name, number of shares, and principal amount of each Security (except Non-covered Securities) in which such person has direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom such person maintains an account in which any Securities are held for the direct or indirect beneficial interest of such person. Each Supervised Person shall update his or her holding report as of December 31, each year, and submitted to the Compliance Department not later than February 14. See Appendix H.

The Compliance Officer shall compare the personal Securities transactions as reported on the broker’s statements against the PITRs and any Restricted Lists to determine whether a violation of these Policies may have occurred. If he/she believes that a violation may have occurred, he/she shall follow the procedures outlined in these Policies under “Enforcement.”

The Compliance Officer shall review the Securities transactions for each Supervised Person quarterly (see Appendix J). After such quarterly review, the Chief Compliance Officer will complete and sign a Review Certificate (see Appendix K) for each Supervised Person.

Upon its adoption and on an annual basis thereafter, the Chief Compliance Officer shall provide each Supervised Person with a copy of these Policies, as then in force, and each Supervised Person shall, in writing, (1) acknowledge his or her receipt of these Policies; (2) affirm that they have read these Policies; and (3) affirm that they have been in compliance with these Policies, as it was in force, since their previous affirmation. See Appendix L. In addition each Supervised Person shall update their current outside brokerage accounts, including the disclosure of other investments not held at a brokerage firm, (e.g., participation in limited partnerships, private placements, joint ventures, etc.) and shall disclose whether they are an owner, director, officer or

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

partner of an organization unaffiliated with the firm. (See Appendix F) However, this annual update does not remove responsibility from an employee to advise the Compliance Officer at the time a brokerage account is opened during the year.

Administration of the Policies

Subject to the oversight of the Executive Committee], the Compliance Officer shall have the authority to, and is responsible for developing, administering and enforcing these Policies. The following process is hereby established for the administration of these Policies. At least annually, each member and employee of Research Affiliates shall certify in writing (see Appendix L) to Research Affiliates that he/she:

1)	Has received, reviewed and is in compliance with the requirements of Research Affiliates’ Code of Ethics and, except as disclosed to Research Affiliates, has been in compliance with these Policies as it was enforce at any time since his/her last certification of compliance;

2)	Except as otherwise disclosed, has no interest, affiliation or activity which conflicts with his/her duties;

3)	Will disclose any facts which may appear to present a possible conflict of interest under these Policies; and

4)	Has received, reviewed and is in compliance with the requirements of these Policies and, except as disclosed to Research Affiliates, has been in compliance with these Policies as they were enforce at any time since his/her last certification of compliance.

The Compliance Officer shall review of the PITR all Supervised Persons. This review should include an assessment of whether the Supervised Person complied with Research Affiliates procedures, including pre-clearance or IPOs and limited offerings, and trading of Securities on the Restricted List. The review should also include a comparison of the personal trading of the Supervised Person to the Securities that are being traded on behalf of clients, and, if so, whether the clients are receiving terms as favorable as the Supervised Person takes for himself/herself. Additionally, the Compliance Officer shall periodically analyze trading patterns that may indicate abuse, such as market timing and investigate any substantial disparities between the quality of the Supervised Person’s performance and the performance of his/her clients. This analysis shall include an investigation of substantial disparities between the quality of performance the Supervised Person receives for his/her own account and for the accounts of clients.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Material Non-Public Information, Personal Trading and COE

Enforcement

This section establishes procedures for the enforcement of these Policies by the Compliance Officer Executive Committee, who are expected to abide by these procedures their entirety.

The Compliance Officer is responsible for developing procedures for monitoring compliance with these Policies. In event that the Compliance Officer believes that any person subject to these Policies, he/she shall give such person an opportunity to explain the circumstances of the potential violation and to supply additional explanatory material. Following a review of such material and any investigation he/she believes is appropriate, the Compliance Officer shall make a preliminary determine of whether a violation has or may have occurred.

Upon determination that a minor violation of these Policies has occurred, the Compliance Officer may impose sanctions as he/she deems are appropriate under the circumstances. All violations of these Policies (and any action taken in response thereto by the Compliance Officer) shall be reported to the Executive Committee. Any violation of these Policies that the Compliance Officer does not believe is minor (for any reason) shall be promptly reported to the Executive Committee and any such violation that the Compliance Officers believes is or may be material shall be reported immediately. For any matter reported to the Executive Committee, the Compliance Officer may recommend the imposition of sanctions.

Executive Committee shall be responsible for determining whether a violation has occurred, and imposing and enforcing any remedial action. In reviewing and determining whether to impose a sanction with respect to any mater, the Executive Committee shall consider all relevant facts and circumstances (including, in appropriate, PITRs and related documentation of the Compliance Officer and any materials supplied by the employee) the nature and seriousness of the violation, the extent to which the violation reflects a willful disregard of a person’s responsibilities under these Policies and the person’s history of compliance or non-compliance with these Policies. Sanctions may include, but are not limited to, (i) oral warnings, (ii) written censures (a copy of which would be placed in the person’s personnel file), (iii) restrictions on personal trading for a period of time, (iv) disgorgement of profits from the transaction that violates these Policies or restitution to any affected clients or funds, (v) required reversal of the transaction that is in violation of these Policies, (vi) monetary fines, (vii) suspension of employment, (viii) termination of employment, (ix) civil referral to the SEC or other civil regulatory authorities, and (x) criminal referral to the appropriate authorities.

Failure to comply with any sanction may result in additional, or more severe sanctions being imposed.

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Record Keeping

Research Affiliates shall maintain in an easily accessible place in the office of Research Affiliates copies of:

1)	These Policies;

2)	All written acknowledgements by all Supervised Persons of their receipt of these Policies;

3)	All Annual Code of Ethics Certifications signed by all Supervised Persons;

4)	All Initial Holdings Reports submitted by all Supervised Persons;

5)	All Annual Updates to Holdings Reports submitted by all Supervised Persons;

6)	All Personal Investment Transaction Reports with attached broker’s statements;

7)	Records of any violations of these Policies and of any action taken in connection therewith by the Compliance Officer;

8)	Records of the names of all Supervised Persons;

9)	Records of any employee’s disclosure of the acquisition or disposition of any security that is being recommended to a client, is under consideration for such recommendation, is being purchased or sold by a Client or Research Associates (whether for itself or for a Client); and

10)	Records of any approvals (and the reasons such approvals were granted) of any acquisition of securities in an IPO or limited offering.

All such records shall be maintained in the office of Research Affiliates for two years and in an easily accessible place for a period of at least five (5) years from the date thereof.

Annual Reports to Management and to any Registered Funds

The Compliance Officer shall review these Policies at least annually to ensure continuity of compliance under current applicable federal and state securities laws consistent with Company business practices. The Compliance Officer shall analyze changes to applicable laws, rules, regulations and orders and shall analyze changes to the Company’s business practices and revise all compliance policies and procedures to ensure continued compliance with current applicable laws as they relate to Company business practices. The Chief Compliance Officer shall keep and maintain records of the review process and shall keep and maintain copies of these Policies (including the Code of Ethics) for five (5) years after the date they were.

On an annual basis, the Compliance Officer shall prepare a written report setting forth the following:

1)	A summary of existing procedures to detect and prevent insider trading;

2)	Full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;

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Material Non-Public Information, Personal Trading and COE

3)	An evaluation of the current procedures and any recommendations for improvement; and

4)	A description of Research Affiliates’ continuing educational program regarding insider trading, including the dates of such programs since the last report to management.

On an annual basis, the Compliance Officer shall prepare a written report to the board of directors of any funds that are registered under the 1940 Act and to which Research Affiliates serves as an investment adviser or sub-adviser in accordance with Rule 17j-1(c)(2)(ii) under the 1940 Act.

Reporting Violations

Rule 204A-1 of the Advisers Act requires prompt internal reporting of any violations of these Policies. Any violations of these Policies, including Research Affiliates’ Code of Ethics, must be reported immediately to the Chief Compliance Officer. It is Research Affiliates’ policy to protect individuals who report violations. Retaliation against any employee who reports a violation will not be tolerated. Any employee who engages in any retaliatory action against an employee who has reported or contemplates reporting a potential violation of these Policies, including the Code of Ethics, shall be deemed to have violated the Code of Ethics and shall be subject to immediate disciplinary action.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

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APPENDIX A

Anti-Fraud Provisions

SEC. 206 of the Investment Advisers Act of 1940

It shall be unlawful for any investment adviser, by use of the mails or any means or instrumentality of interstate commerce, directly or indirectly:

1)	To employ any device, scheme, or artifice to defraud any client or prospective client;

2)	To engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client;

3)	Acting as principal for his own account, knowingly to sell any security to or purchase any security from a client, or acting as broker for a person other than such client, knowingly to effect any sale or purchase of any security for the account of such client, without disclosing to such client in writing before the completion of such transaction the capacity in which he is acting and obtaining the consent of the client to such transaction. The prohibitions of this paragraph (3) shall not apply to any transaction with a customer of a broker or dealer if such broker or dealer is not acting as an investment adviser in relation to such transaction;

4)	To engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative. The Commission shall, for the purposes of this paragraph (4) by rules and regulations define, and prescribe means reasonably designed to prevent, such acts, practices, and courses of business as are fraudulent, deceptive, or manipulative.

SEC. 17(a) of the Securities Act of 1933

It shall be unlawful for any person in the offer or sale of any securities or any security-based swap (as defined in Section 206B of the Gramm-Leach-Bliley Act) by the use of any means or instruments of transportation or communication in interstate commerce or by the use of the mails, directly or indirectly:

1)	To employ any device, scheme, or artifice to defraud, or

2)	To obtain money or property by means of any untrue statement of a material fact or any omission to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

3)	To engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.

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800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

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SEC. 10(b) of the Securities Exchange Act of 1934

It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce or of the mails, or of any facility of any national securities exchange:

•	To use or employ, in connection with the purchase or sale of any security registered on a national securities exchange or any security not so registered, any manipulative or deceptive device or contrivance in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors.

RULE 10(b)-5 pursuant to the Securities Exchange Act of 1934

It shall be unlawful for any person, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange:

1)	To employ any device, scheme, or artifice to defraud,

2)	To make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, or

3)	To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security.

SEC. 17(j) of the Investment Company Act of 1940

It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company or any affiliated person to engage in any act, practice, or course of business in connection with the purchase or sale, directly or indirectly, by such person of any security held or to be acquired by such registered investment company in contravention of such rules and regulations as the Commission may adopt to define, and prescribe means reasonably necessary to prevent, such acts, practices, or courses of business as are fraudulent, deceptive or manipulative. Such rules and regulations may include requirements for the adoption of codes of ethics by registered investment companies and investment advisers of, and principal underwriters for, such investment companies establishing such standards as are reasonably necessary to prevent such acts, practices, or courses of business.

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800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

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RULE 17(j)-1 pursuant to the Investment Company Act of 1940

Definitions

Definitions. For purposes of this section:

1)	Access Person means:

a)	Any director, officer, general partner or Advisory Person of a Fund or of a Fund’s investment adviser.

i)	If an investment adviser is primarily engaged in a business or businesses other than advising Funds or other advisory clients, the term Access Person means any director, officer, general partner or Advisory Person of the investment adviser who, with respect to any Fund, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by the investment adviser to any Fund.

ii)	An investment adviser is “primarily engaged in a business or businesses other than advising Funds or other advisory clients” if, for each of its most recent three fiscal years or for the period of time since its organization, whichever is less, the investment adviser derived, on an unconsolidated basis, more than 50 percent of its total sales and revenues and more than 50 percent of its income (or loss), before income taxes and extraordinary items, from the other business or businesses.

b)	Any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

2)	Advisory Person of a Fund or of a Fund’s investment adviser means:

a)	Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

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b)	Any natural person in a control relationship to the Fund or investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

Control has the same meaning as in Section 2(a)(9) of the Investment Company Act.

3)	Covered Security means:

a)	a security as defined in Section 2(a)(36) of the Investment Company Act, except that it does not include:

i)	Direct obligations of the Government of the United States;

ii)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

iii)	Shares issued by open-end Funds.

4)	Fund means:

a)	an investment company registered under the Investment Company Act.

5)	Initial Public Offering means:

a)	an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

6)	Investment Personnel of a Fund or of a Fund’s investment adviser means:

a)	Any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

b)	Any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

7)	Limited Offering means:

a)	an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

8)	Purchase or Sale of a Covered Security includes, among other things:

a)	the writing of an option to purchase or sell a Covered Security.

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b)	Security Held or to be Acquired by a Fund means any Covered Security which, within the most recent 15 days:

i)	Is or has been held by the Fund; or

ii)	Is being or has been considered by the Fund or its investment adviser for purchase by the Fund; and

c)	Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this Rule 17j-1.

Unlawful Actions

It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of an investment adviser of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund:

1)	To employ any device, scheme or artifice to defraud the Fund;

2)	To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

3)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

4)	To engage in any manipulative practice with respect to the Fund.

Code of Ethics

Adoption and Approval of Code of Ethics.

1)	Every Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and each investment adviser of and principal underwriter for the Fund, must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any conduct prohibited by paragraph (b) of this Rule 17j-1.

2)

The board of directors of a Fund, including a majority of directors who are not interested persons, must approve the code of ethics of the Fund, the code of ethics of each investment adviser and principal underwriter of the Fund, and any material changes to these codes. The board must base its approval of a code and any material

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changes to the code on a determination that the code contains provisions reasonably necessary to prevent Access Persons from engaging in any conduct prohibited by paragraph (b) of this Rule 17j-1. Before approving a code of a Fund, investment adviser or principal underwriter or any amendment to the code, the board of directors must receive a certification from the Fund, investment adviser or principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser’s or principal underwriter’s code of ethics. The Fund’s board must approve the code of an investment adviser or principal underwriter before initially retaining the services of the investment adviser or principal underwriter. The Fund’s board must approve a material change to a code no later than six months after adoption of the material change.

3)	If a Fund is a unit investment trust, the Fund’s principal underwriter or depositor must approve the Fund’s code of ethics, as required by paragraph (c)(1)(ii) of this Rule 17j-1. If the Fund has more than one principal underwriter or depositor, the principal underwriters and depositors may designate, in writing, which principal underwriter or depositor must conduct the approval required by paragraph (c)(1)(ii) of this Rule 17j-1, if they obtain written consent from the designated principal underwriter or depositor.

Administration of Code of Ethics

1)	The Fund, investment adviser and principal underwriter must use reasonable diligence and institute procedures reasonably necessary to prevent violations of its code of ethics.

2)	No less frequently than annually, every Fund (other than a unit investment trust) and its investment advisers and principal underwriters must furnish to the Fund’s board of directors, and the board of directors must consider, a written report that:

a)	Describes any issues arising under the code of ethics or procedures since the last report to the board of directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and

b)	Certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the code.

Exception for Principal Underwriter

The requirements of paragraphs (c)(1) and (c)(2) of this Rule 17j-1 do not apply to any principal underwriter unless:

1)	The principal underwriter is an affiliated person of the Fund or of the Fund’s investment adviser; or

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2)	An officer, director or general partner of the principal underwriter serves as an officer, director or general partner of the Fund or of the Fund’s investment adviser.

Reporting Requirements of Access Persons

Reports Required. Unless excepted by paragraph (d)(2) of this Rule 17j-1, every Access Person of a Fund (other than a money market fund or a Fund that does not invest in Covered Securities) and every Access Person of an investment adviser of or principal underwriter for the Fund, must report to that Fund, investment adviser or principal underwriter:

1)	Initial Holdings Reports. No later than 10 days after the person becomes an Access Person, the following information:

a)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

b)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

c)	The date that the report is submitted by the Access Person.

2)	Quarterly Transaction Reports. No later than 30 days after the end of a calendar quarter, the following information:

a)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

i)	The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

ii)	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

iii)	The price of the Covered Security at which the transaction was effected;

iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

v)	The date that the report is submitted by the Access Person.

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b)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

i)	The name of the broker, dealer or bank with which the Access Person established the account;

ii)	The date the account was established; and

iii)	The date that the report is submitted by the Access Person.

3)	Annual Holdings Reports. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

a)	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

b)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

c)	The date that the report is submitted by the Access Person.

Exceptions from Reporting Requirements

A person need not make a report under paragraph (d)(1) of this Rule l7j-1 with respect to transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or control.

A director of a Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act, and who would be required to make a report solely by reason of being a Fund director, need not make:

1)	An initial holdings report under paragraph (d)(1)(i) of this Rule 17j-1 and an annual holdings report under paragraph (d)(1)(iii) of this Rule 17j-1; and

2)	A quarterly transaction report under paragraph (d)(l)(ii) of this Rule 17j-1, unless the director knew or, in the ordinary course of fulfilling his or her official duties as a Fund director, should have known that during the 15-day period immediately before or after the director’s transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or its investment adviser considered purchasing or selling the Covered Security.

An Access Person to a Fund’s principal underwriter need not make a report to the principal underwriter under paragraph (d)(1) of this Rule 17j-1 if:

1)	The principal underwriter is not an affiliated person of the Fund (unless the Fund is a unit investment trust) or any investment adviser of the Fund; and

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2)	The principal underwriter has no officer, director or general partner who serves as an officer, director or general partner of the Fund or of any investment adviser of the Fund.

An Access Person to an investment adviser need not make a quarterly transaction report to the investment adviser under paragraph (d)(1)(ii) of this Rule 17j-1 if all the information in the report would duplicate information required to be recorded under Rule 204-2(a)(12) or Rule 204-2(a)(13) under the Investment Advisers Act.

An Access Person need not make a quarterly transaction report under paragraph (d)(1)(ii) of this Rule 17j-1 if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund, investment adviser or principal underwriter with respect to the Access Person in the time period required by paragraph (d)(1)(ii), if all of the information required by that paragraph is contained in the broker trade confirmations or account statements, or in the records of the Fund, investment adviser or principal underwriter.

1)	Review of Reports. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this Rule 17j-1 must institute procedures by which appropriate management or compliance personnel review these reports.

2)	Notification of Reporting Obligation. Each Fund, investment adviser and principal underwriter to which reports are required to be made by paragraph (d)(1) of this Rule 17j-1 must identify all Access Persons who are required to make these reports and must inform those Access Persons of their reporting obligation.

3)	Beneficial Ownership. For purposes of this Rule 17j-1, beneficial ownership is interpreted in the same manner as it would be under Exchange Act Rule 16a-1(a)(2) in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act and the rules and regulations thereunder. Any report required by paragraph (d) of this Rule 17j-1 may contain a statement that the report will not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Security to which the report relates.

Pre-approval of Investments in IPOs and Limited Offerings

Investment Personnel of a Fund or its investment adviser must obtain approval from the Fund or the Fund’s investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an IPO or in a limited offering. Most individuals rarely have an opportunity to invest in these types of securities, so Investment Personnel purchases of these types of Securities raise

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questions as to whether the employee is misappropriating an investment opportunity that should first be offered to eligible clients or whether a portfolio manager is receiving a personal benefit for directing client business or brokerage.

Record Keeping Requirements

Each Fund, investment adviser and principal underwriter that is required to adopt a code of ethics or to which reports are required to be made by Access Persons must, at its principal place of business, maintain records in the manner and to the extent set out in this paragraph (f), and must make these records available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

1)	A copy of each code of ethics for the organization that is in effect, or at any time within the past five years was in effect, must be maintained in an easily accessible place;

2)	A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

3)	A copy of each report made by an Access Person as required by this Rule 17j-1, including any information provided in lieu of the reports under paragraph (d)(2)(v) of this Rule 17j-1, must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

4)	A record of all persons, currently or within the past five years, who are or were required to make reports under paragraph (d) of this Rule 17j-1, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place; and

5)	A copy of each report required by paragraph (c)(2)(ii) of this Rule 17j-1 must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

A Fund or investment adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under paragraph (e), for at least five years after the end of the fiscal year in which the approval is granted.

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SEC. 20A of the Securities Exchange Act of 1934

Private Rights of Action Based on Contemporaneous Trading

Any person who violates any provision of this title or the rules or regulations thereunder by purchasing or selling a security while in possession of material, nonpublic information shall be liable in an action in any court of competent jurisdiction to any person who, contemporaneously with the purchase or sale of securities that is the subject of such violation, has purchased (where such violation is based on a sale of securities) or sold (where such violation is based on a purchase of securities) securities of the same class.

Limitations on Liability

1)	Contemporaneous Trading Actions Limited to Profit Gained or Loss Avoided. The total amount of damages imposed under subsection (a) shall not exceed the profit gained or loss avoided in the transaction or transactions that are the subject of the violation.

2)	Offsetting Disgorgements Against Liability. The total amount of damages imposed against any person under subsection (a) shall be diminished by the amounts, if any, that such person may be required to disgorge, pursuant to a court order obtained at the instance of the Commission, in a proceeding brought under section 21(d) of this title relating to the same transaction or transactions.

3)	Controlling Person Liability. No person shall be liable under this section solely by reason of employing another person who is liable under this section, but the liability of a controlling person under this section shall be subject to 20(a) of this title.

4)	Statute of Limitations. No action may be brought under this section more than 5 years after the date of the last transaction that is the subject of the violation.

Joint and Several Liability for Communicating

Any person who violates any provision of this title or the rules or regulations thereunder by communicating material, nonpublic information shall be jointly and severally liable under subsection (a) with, and to the same extent as, any person or persons liable under subsection (a) to whom the communication was directed.

Authority Not to Restrict Other Express or Implied Rights of Action

Nothing in this section shall be construed to limit or condition the right of any person to bring an action to enforce a requirement of this title or the availability of any cause of action implied from a provision of this title.

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Provision Not to Affect Public Prosecutions

This section shall not be construed to bar or limit in any manner any action by the Commission or the Attorney General under any other provision of this title, nor shall it bar or limit in any manner any action to recover penalties, or to seek any other order regarding penalties.

SEC. 21A of the Securities Exchange Act of 1934

Authority to Impose Civil Penalties

1)	Judicial Actions by Commission Authorized. Whenever it shall appear to the Commission that any person has violated any provision of this title or the rules or regulations thereunder by purchasing or selling a security while in possession of material, nonpublic information in, or has violated any such provision by communicating such information in connection with, a transaction on or through the facilities of a national securities exchange or from or through a broker or dealer, and which is not part of a public offering by an issuer of securities other than standardized options, the Commission:

a)	may bring an action in a United States district court to seek, and the court shall have jurisdiction to impose, a civil penalty to be paid by the person who committed such violation; and

b)	may, subject to subsection (b)(l), bring an action in a United States district court to seek, and the court shall have jurisdiction to impose, a civil penalty to be paid by a person who, at the time of the violation, directly or indirectly controlled the person who committed such violation.

2)	Amount of Penalty for Person who Committed Violation. The amount of the penalty which may be imposed on the person who committed such violation shall be determined by the court in light of the facts and circumstances, but shall not exceed three times the profit gained or loss avoided as a result of such unlawful purchase, sale, or communication.

3)	Amount of Penalty for Controlling Person. The amount of the penalty which may be imposed on any person who, at the time of the violation, directly or indirectly controlled the person who committed such violation, shall be determined by the court in light of the facts and circumstances, but shall not exceed the greater of $1,000,000, or three times the amount of the profit gained or loss avoided as a result of such controlled person’s violation. If such controlled person’s violation was a violation by communication, the profit gained or loss avoided as a result of the violation shall, for purposes of this paragraph only, be deemed to be limited to the profit gained or loss avoided by the person or persons to whom the controlled person directed such communication.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix A

Material Inside Information, Personal Trading and COE

Limitations on Liability

1)	Liability of Controlling Persons. No controlling person shall be subject to a penalty under subsection (a)(l)(B) unless the Commission establishes that:

a)	such controlling person knew or recklessly disregarded the fact that such controlled person was likely to engage in the act or acts constituting the violation and failed to take appropriate steps to prevent such act or acts before they occurred; or

b)	such controlling person knowingly or recklessly failed to establish, maintain, or enforce any policy or procedure required under section 15(f) of this title or Section 204A of the Investment Advisers Act of 1940 and such failure substantially contributed to or permitted the occurrence of the act or acts constituting the violation.

2)	Additional Restrictions on Liability. No person shall be subject to a penalty under subsection (a) solely by reason of employing another person who is subject to a penalty under such subsection, unless such employing person is liable as a controlling person under paragraph (1) of this subsection. Section 20(a) of this title shall not apply to actions under subsection (a) of this section.

Authority of Commission

The Commission, by such rules, regulations, and orders as it considers necessary or appropriate in the public interest or for the protection of investors, may exempt, in whole or in part, either unconditionally or upon specific terms and conditions, any person or transaction or class of persons or transactions from this section.

Procedures for Collection

1)	Payment of Penalty to Treasury. A penalty imposed under this section shall (subject to subsection [e]) be payable into the Treasury of the United States.

2)	Collection of Penalties. If a person upon whom such a penalty is imposed shall fail to pay such penalty within the time prescribed in the court’s order, the Commission may refer the matter to the Attorney General who shall recover such penalty by action in the appropriate United States district court.

3)	Remedy not Exclusive. The actions authorized by this section may be brought in addition to any other actions that the Commission or the Attorney General are entitled to bring.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix A

Material Inside Information, Personal Trading and COE

4)	Jurisdiction and Venue. For purposes of Section 27 of this title, actions under this section shall be actions to enforce a liability or a duty created by this title.

5)	Statute of Limitations. No action may be brought under this section more than 5 years after the date of the purchase or sale. This section shall not be construed to bar or limit in any manner any action by the Commission or the Attorney General under any other provision of this title, nor shall it bar or limit in any manner any action to recover penalties, or to seek any other order regarding penalties, imposed in an action commenced within 5 years of such transaction.

Authority to Award Bounties to Informants

Notwithstanding the provisions of subsection (d)(l), there shall be paid from amounts imposed as a penalty under this section and recovered by the Commission or the Attorney General, such sums, not to exceed 10 percent of such amounts, as the Commission deems appropriate, to the person or persons who provide information leading to the imposition of such penalty. Any determinations under this subsection, including whether, to whom, or in what amount to make payments, shall be in the sole discretion of the Commission, except that no such payment shall be made to any member, officer, or employee of any appropriate regulatory agency, the Department of Justice, or a self-regulatory organization. Any such determination shall be final and not subject to judicial review.

Definition. For purposes of this section, “profit gained” or “loss avoided” is the difference between the purchase or sale price of the security and the value of that security as measured by the trading price of the security a reasonable period after public dissemination of the nonpublic information.

SEC. 32 of the Securities Exchange Act of 1934

1)

Willful violations; false and misleading statements. Any person who willfully violates any provision of this title (other than Section 30A), or any rule or regulation thereunder the violation of which is made unlawful or the observance of which is required under the terms of this title, or any person who willfully and knowingly makes, or causes to be made, any statement in any application, report, or document required to be filed under this title or any rule or regulation thereunder or any undertaking contained in a registration statement as provided in subsection (d) of Section 15 of this title or by a self-regulatory organization in connection with an application for membership or participation therein or to become associated with a member thereof, which statement was false or misleading with respect to any material fact, shall upon conviction be fined not more than $1,000,000, or imprisoned not more than 10 years, or both, except that when such person is a person other than a natural

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix A

Material Inside Information, Personal Trading and COE

person, a fine not exceeding $2,500,000 may be imposed; but no person shall be subject to imprisonment under this section for the violation of any rule or regulation if he proves that he had no knowledge of such rule or regulation.

2)	Failure to file information, documents, or reports. Any issuer which fails to file information, documents, or reports required to be filed under subsection (d) of Section 15 of this title or any rule or regulation thereunder shall forfeit to the United States the sum of $100 for each and every day such failure to file shall continue. Such forfeiture, which shall be in lieu of any criminal penalty for such failure to file which might be deemed to arise under subsection (a) of this section, shall be payable into the Treasury of the United States and shall be recoverable in a civil suit in the name of the United States.

3)	Violations by issuers, officers, directors, stockholders, employees, or agents of issuers.

a)	Any issuer that violates subsection (a) or (g) of Section 30A of this title shall be fined not more than $2,000,000.

b)	Any issuer that violates subsection (a) or (g) of Section 30A of this title shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Commission.

c)	Any officer, director, employee, or agent of an issuer, or stockholder acting on behalf of such issuer, who willfully violates subsection (a) or (g) of Section 30A of this title shall be fined not more than $100,000, or imprisoned not more than 5 years, or both.

d)	Any officer, director, employee, or agent of an issuer, or stockholder acting on behalf of such issuer, who violates subsection (a) or (g) of Section 30A of this Title shall be subject to a civil penalty of not more than $10,000 imposed in an action brought by the Commission.

Whenever a fine is imposed under paragraph (2) upon any officer, director, employee, agent, or stockholder of an issuer, such fine may not be paid, directly or indirectly, by such issuer.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix B

Material Inside Information, Personal Trading and COE

APPENDIX B

Beneficial Ownership - Interpretive Guide

“Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Supervised Person has or acquired (and not only those of companies registered under Section 12 of such Act).

Securities owned of record or held in a person’s name are generally considered to be beneficially owned by that person.

Securities held in the name of any other person are deemed to be beneficially owned by the person in question if by reason of any contract, understanding, relationship, agreement or other arrangement, the person in question obtains there from benefits substantially equivalent to those of ownership, including the power to vote, or to direct the disposition of, such securities.

Beneficial ownership includes securities held by others for a person’s benefit (regardless of record ownership), e.g. securities held for a person or member of the person’s immediate family (as defined below) by agents, custodians, brokers, trustees, executors or other administrators; securities owned by a person, but which have not been transferred into that persons name on the books of the company; securities which that person has pledged; securities owned by a partnership of which that person is a member; and securities owned by a corporation that should be regarded as that persons personal holding corporation. Beneficial ownership also includes securities held in the name or for benefit of a persons immediate family (which includes his or her spouse, minor children, stepchildren and relatives or relatives of his or her spouse who are sharing his or her home) unless because of special and countervailing circumstances (such as a divorce or separation), such person does not enjoy benefits substantially equivalent to those of ownership, such as application of the income derived from such securities to maintain a common home or to meet expenses which he or she otherwise would meet from other sources. He or she is also deemed the beneficial owner of securities held in the name of some other person, even though he or she does not obtain benefits of ownership, if he or she can vest or re-vest title at once, or at some future time.

In addition, the SEC has promulgated certain rules which provide that a person shall be deemed the beneficial owner of a security which he or she has the right to acquire through the exercise of any presently exercisable option, warrant or right or through the conversion of a presently convertible security.

With respect to ownership of securities held in trust, beneficial ownership includes the ownership of securities as a trustee in instances where either a person as trustee or a member of his or her

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix B

Material Inside Information, Personal Trading and COE

“immediate family” have a vested interest in the income or corpus of the trust, the ownership by such person of a vested beneficial interest in the trust and the ownership of securities as a settlor of a trust in which he or she as the settlor has the power to revoke the trust without obtaining the consent of the beneficiaries. Certain exemptions to these trust beneficial ownership rules exist, including an exemption for instances where beneficial ownership is imposed solely by reason of his or her being settlor or beneficiary of the securities held in trust where the ownership, acquisition and disposition of such securities by the trust is made without his or her prior approval as settlor or beneficiary. “Immediate family” of a person as a trustee means such person’s son or daughter (including a legally adopted child) or any descendants of, a stepson or stepdaughter, a father or mother or any ancestor of either, a stepfather or stepmother and a spouse.

The SEC has promulgated rules with respect to indirect beneficial ownership. To the extent that stockholders of a company use it as a personal trading or investment medium and the company has no other substantial business, stockholders are regarded as beneficial owners, to the extent of their respective interests, of the stock thus invested or traded in. A general partner in a partnership is considered to have indirect beneficial ownership in the securities held by the partnership to the extent of his or her pro rata interest in the partnership. Indirect beneficial ownership is not, however, considered to exist solely by reason of an indirect interest in portfolio securities held by any holding company registered under the Public Utility Holding Company Act of 1935, any investment company registered under the Investment Company Act of 1940, a pension or retirement plan holding securities of an issuer whose employees generally are beneficiaries of the plan and a business trust with over 25 beneficiaries.

The final determination of the existence of beneficial ownership is, of course, a question to be determined in the light of the facts of the particular case. It should be noted that although a PITR filed under these Policies includes the holdings of other members of a person’s family, such person may disclaim that such report is an admission of beneficial ownership of such securities.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix C

Material Inside Information, Personal Trading and COE

APPENDIX C

Personal Investment Transaction Report

1ST 2ND 3RD 4TH QUARTER OF 20

NOTE: All RALLC Supervised Persons must complete, sign and return this form within 30 days of the end of each calendar quarter to the Chief Compliance Officer, even if you have NO reportable securities transactions)

Employee:	Check here if you have had no reportable investment transactions this quarter:

Date of Transaction	Purchase (P), Sale (S), or Other (O) acquisition or disposition	Amount of the security traded	Title of Investment (include ticker symbol)	Unit Price/Share	Name of Broker, Dealer or Bank	Beneficial Ownership (Direct/Indirect)

New Brokerage Account Established During this Quarter for your Direct or Indirect Beneficial Interest (if any):

Name of Broker:                                                                                               Date Established:

NOTE: Employees shall attach copies of all brokerage statements for the relevant period. It is acceptable to simply refer to the attached brokerage statements in the table above (e.g. “See attached brokerage statements”)

I certify that I have listed above all reportable transactions executed during the time frame referenced above and that the attached brokerage statement(s) is/are true and correct copies of the original and represent all reportable investments owned directly of beneficially by me and my immediate family members living with me during the applicable reporting period.

Signature:	Date:

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix D

Material Inside Information, Personal Trading and COE

APPENDIX D

Initial Public Offering and Limited Offering Pre-Clearance

Employee:                                                                                           Date:

Proposed Date of Transaction

Title of Investment and Ticker:

Number/Approximate Value of Shares Proposed to be Acquired:

Relationship (if any) to the Issuer:

_________________________________________________________________________________

I certify that I have no Material Non-Public Information concerning this transaction and that, to the best of my knowledge, the purchase of this security is not under consideration for any account managed by Research Affiliates.

Signature:	Date:

Authorization of Compliance Department

                                                     , Compliance Officer                     Date:

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix E

Material Inside Information, Personal Trading and COE

APPENDIX E

Initial Brokerage Report

Please list all open (active and inactive) brokerage accounts, which you or members of your immediate family control. This would include accounts of which you are the custodian, trustee or beneficiary. Please provide all of the information requested below and, if you have not already done so, promptly direct your broker to forward duplicate statements to the attention of the Chief Compliance Officer.

Neither I, nor any members of my immediate family have any open brokerage accounts as described above.

Account Number	Name of Account Holder(s)	Name of Brokerage Firm
_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

Additionally, if you have other investments not held at a brokerage firm, e.g., participation in memberships, private placements, joint ventures, etc. or are an owner, director, officer or partner of an organization unaffiliated with the firm, please disclose this information in the space below (the value of your investment(s) need not be disclosed):

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

This information will be kept confidential and will only be reviewed by the firm’s Compliance Depts. and upon request by a regulatory agency such as the Securities and Exchange Commission.

Signature	Date of Hire

Print Name	Date of Report

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix F

Material Inside Information, Personal Trading and COE

APPENDIX F

Annual Update to Brokerage Report

Please list all open (active and inactive) brokerage accounts, which you or members of your immediate family control. This would include accounts of which you are the custodian, trustee or beneficiary. Please provide all of the information requested below and, if you have not already done so, promptly direct your broker to forward duplicate statements to the attention of the Chief Compliance Officer.

             Neither I, nor any members of my immediate family have any open brokerage accounts as described above.

Account Number	Name of Account Holder(s)	Name of Brokerage Firm
_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

Additionally, if you have other investments not held at a brokerage firm, e.g., participation in memberships, private placements, joint ventures, etc. or are an owner, director, officer or partner of an organization unaffiliated with the firm, please disclose this information in the space below (the value of your investment(s) need not be disclosed):

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

This information will be kept confidential and will only be reviewed by the firm’s Compliance Depts. and upon request by a regulatory agency such as the Securities and Exchange Commission.

Signature	Date of Report

Print Name

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix G

Material Inside Information, Personal Trading and COE

APPENDIX G

Initial Holdings Report

NOTE: All Supervised Persons must complete, sign and return this form within 10 days of their employment and the information contained in this report must be as of a date not more than 45 days prior to the date it is submitted to the Compliance Department. You must complete and file this report even if you have NO reportable holdings.

Employee:

Title of Investment (include Ticker Symbol and CUSIP	Number of Shares or Par Value	Approximate Unit/Share Price	Beneficial Ownership (Direct/Indirect)	Brokerage or Other Account Where Held

NOTE: Employees it is acceptable to simply attach brokerage statements containing the relevant information.

I certify that I have listed above, or attached brokerage statements listing all Beneficial Interests in any reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature:	Date:

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix H

Material Inside Information, Personal Trading and COE

APPENDIX H

Annual Holdings Report

NOTE: All Supervised Persons must complete, sign and return this form by February 14 of each year, and the information contained in this report must be as of a date not more than 45 days prior to the date it is submitted to the Compliance Department. You must complete and file this report even if you have NO reportable holdings.

Employee:

Title of Investment (include Ticker Symbol and CUSIP	Number of Shares or Par Value	Approximate Unit/Share Price	Beneficial Ownership (Direct/Indirect)	Brokerage or Other Account Where Held

NOTE: Employees it is acceptable to simply attach brokerage statements containing the relevant information.

I certify that I have listed above, or attached brokerage statements listing all Beneficial Interests in any reportable Security (whether direct or indirect) as of a date not more than 45 days prior to the date indicated below.

Signature:	Date:

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix I

Material Inside Information, Personal Trading and COE

APPENDIX I

Code of Ethics

This Code of Ethics sets forth standards of business conduct to be maintained by members and employees of Research Affiliates.

1)	No officer, director or employee shall knowingly compete with or aid or advise any person, firm, or corporation in competing with Research Affiliates in any way, or engage in any activity in which his personal interests in any manner conflict, or might conflict with those of Research Affiliates and its Clients.

2)	No officer, director or employee shall be employed by or have, directly or indirectly, a significant financial interest in any firm, corporation or business of any sort which is engaged in the same or similar lines of business as that carried on by Research Affiliates. A significant financial interest is one, which is so substantial as to create a potential risk of interference with such individual’s independent exercise of judgment in the best interest of Research Affiliates.

3)	No officer, director or employee shall accept or request, directly or indirectly, any favor or thing of value from any person, firm, or non-affiliated corporation, negotiating, contracting, or in any way dealing with Research Affiliates or likely to negotiate, contract, or deal with Research Affiliates, if such favor or thing of value is such as might influence him in negotiating, contracting or dealing with such person, firm, or corporation; and any member or employee who is offered any such favor or thing of value, directly or indirectly, by any such person, firm or corporation shall immediately report such offer to the CCO.

4)	No officer, director or employee shall, directly or indirectly, give any favor or thing of value to or engage in the entertainment of any person, firm or non-affiliated corporation, negotiating, contracting or in any way dealing with Research Affiliates or likely to negotiate, contract, or deal with Research Affiliates, except as may be consistent with generally acceptable ethical standards and accepted business practices and not in violation of any applicable law.

5)	No officer, director or employee shall participate on behalf of Research Affiliates in any negotiations or dealings of any sort with any person, firm, or non-affiliated corporation in which he has, directly or indirectly, an interest, whether through a personal relationship which is more than mere acquaintance, or through stockholding or otherwise, except an ordinary investment not sufficient to in any way affect his judgment, conduct, or attitude in the matter, or give him a personal interest therein.

6)

No officer, director or employee shall receive, in addition to his regular salary, fees, or other compensation as fixed by senior management, any money or thing of value, directly or indirectly, or through any substantial interest in any non-affiliated corporation or

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix I

Material Inside Information, Personal Trading and COE

business of any sort, or through any personal relationship, for negotiating, procuring, recommending, or aiding in any purchase, sale or rental of property or any loan made by or to Research Affiliates or for endeavoring so to do; nor shall he have any pecuniary or other personal interest, directly or indirectly, or through any other non-affiliated corporation or business or through any personal relationship, in or with respect to any such purchase, sale, rental or loan. Except as provided by law, the foregoing shall not prohibit any director from receiving his normal share of the usual commission earnings of a stock exchange or other brokerage firm of which he is a partner nor shall it prohibit Research Affiliates from making payments to a director for services rendered to Research Affiliates so long as such services are not in violation of any applicable law.

7)	No officer, director or employee shall, without proper authority, give or release to anyone not employed by Research Affiliates, or to another employee who has no need for the information, data or information of a confidential nature concerning Research Affiliates.

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix J

Material Inside Information, Personal Trading and COE

APPENDIX J

Certification of Quarterly Review

RESEARCH AFFILIATES, LLC

FOR

1ST 2ND 3RD 4TH QUARTER OF 20

Name of Supervised Person:                                          Date of Review:

1.	Duplicate Broker’s Monthly Statement on file. Yes No N/A

If not, for which transactions are the statements missing?

______________________________________________________________________________________

______________________________________________________________________________________

2.	Personal Investment Transaction Report on file, whether or not transactions occurred in the qtr.

Yes	No

3.	If reports are missing, list actions taken to obtain documents. Date

Action	By Whom

4.	Do any of the transactions reported appear to be a violation of the “Research Affiliates, LLC Policy Statement and Procedures Regarding Material Inside Information, Personal Trading and Code of Ethics”?

Yes	No	N/A

5.	If there is an apparent violation, list actions taken to make such a determination. (Attach supporting documentation.)

Date                     Action________________________________________________________________________

__________________________________________________________________________________________

6.	Date results of determination sent to Senior Management and to whom.

I certify that for the calendar quarter referenced above, the Personal Investment Transaction Report, Broker’s Monthly Statements and Personal Securities Trade Authorization Forms, if applicable, are on file and that no violation of the “Research Affiliates LLC Policy Statement and Procedures Regarding Material Inside Information, Personal Trading and Code of Ethics” has occurred, other than that identified in Item 5 above.

Date:	By: ______________________________________, Chief Compliance Officer

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix K

Material Inside Information, Personal Trading and COE

APPENDIX K

Certification of Compliance Review

RESEARCH AFFILIATES, LLC

EMPLOYEE NAME	DATE OF HIRE	INITIAL BROKER STMT FOR NEW EMPLOYEES IN 2004	ACKNOL. OF RECEIPT FOR NEW EMPLOYEES IN 2004	ANNUAL CERTIFICATION	PITR Q1 2004	PITR Q2 2004	PITR Q3 2004	PITR Q4 2004

I certify that for the calendar year ended December 31, 20    , I conducted the reviews indicated above and that the information recorded above is accurate as of the date indicated below.

Date:	By: ________________________________________, Chief Compliance Officer

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com

Appendix L

Material Inside Information, Personal Trading and COE

APPENDIX L

RESEARCH AFFILIATES, LLC

Acknowledgement of Receipt and Certification

I,                                                  , acknowledge that I have received and read the below listed policies and procedures of Research Affiliates, LLC (RALLC). I understand and agree to comply with my duties and responsibilities in connection with the following documents and I further understand and agree that I will ask the Chief Compliance Officer in the event I do not understand or need clarification of any of my duties or responsibilities in accordance with the following documents:

1)	RALLC Compliance Manual.

2)	RALLC Policy Statement and Procedures Regarding Material Inside Information, Personal Trading and Code of Ethics.

3)	RALLC Policies and Procedures Brief.

4)	RALLC Privacy Policy

I certify that:

1)	Except as otherwise disclosed to Research Affiliates, I was in compliance with the requirements of the RALLC Policy Statement and Procedures Regarding Material Inside Information, Personal Trading and Code of Ethics (as it may have been in effect at any time) at all times during the year ended December 31, ;

2)	I am currently in compliance with the requirements of the above listed documents;

3)	I have no interest, affiliation or activity, of any sort, that conflicts or which I believe is likely to conflict with my official duties; and

4)	That I will disclose any facts which may appear to present a possible conflict of interest under the Code of Ethics to the Compliance Department so that a determination can be made as to whether a conflict of interest does exist and that I will take whatever action requested of me by the Compliance Department to resolve any conflict of interest which it finds to exist.

Additionally, I hereby certify that I have received, read and understand Research Affiliates’ Compliance Policies and Procedures regarding Material Inside Information, Personal Trading and code of Ethics and am in compliance with the requirements thereof.

Signature:	Date:

Research Affiliates, LLC

800 E. Colorado Boulevard, Suite 870 • Pasadena, CA 91101

Phone (626) 584-2100 • Fax (626) 584-2111 • www.rallc.com